UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 10, 2010

Shutterfly, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33031	99-3330068
(Commission File Number)	(IRS Employer Identification No.)

2800 Bridge Parkway, Redwood City, California	94065
(Address of Principal Executive Offices)	(Zip Code)

(650) 610-5200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

The Company Receives Notice of Complaint from Eastman Kodak Company

On December 10, 2010, Shutterfly, Inc. (the “Company”) received notice that Eastman Kodak Company (“Kodak”) filed a lawsuit against the Company in the United States District Court for the District of Delaware alleging that the Company infringes one or more claims of Kodak’s U.S. patents by using the patented inventions, and/or by making, selling, and/or offering to sell image products and services through its website, Shutterfly.com.   Kodak is seeking an injunction, damages, treble damages and costs, including attorney’s fees and expenses.  The Company believes that it has meritorious defenses to this action and intends to defend this matter vigorously.

The Company Files a Complaint against Eastman Kodak Company and Kodak Imaging Network, Inc.

On December 13, 2010, the Company filed a patent infringement complaint against Eastman Kodak Company and Kodak Imaging Network, Inc. (“Kodak”) in the United States District Court for the Northern District of California alleging that Kodak infringes one or more claims of the Company’s U.S. patents by making, using, offering for sale, selling in the United States, and/or importing into the United States the Kodak Gallery Software.  Company is seeking an injunction, damages, treble damages and costs, including attorney’s fees and expenses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUTTERFLY, INC.

By:	/s/ Mark J. Rubash Mark J. Rubash Senior Vice President & Chief Financial Officer

Date:  December 14, 2010